Exhibit 99.1

OREXIGEN(R) Therapeutics Reports First Quarter 2010 Financial and Operational Results

San Diego, CA, May 10, 2010 – Orexigen® Therapeutics, Inc. (Nasdaq: OREX), a biopharmaceutical company focused on the treatment of obesity, today announced financial results for the first quarter of 2010. For the quarter ended March 31, 2010, Orexigen reported a net loss of $14.1 million, or $0.30 per share attributable to common stockholders, as compared to a net loss of $19.3 million, or $0.56 per share attributable to common stockholders, for the first quarter of 2009. As of March 31, 2010, Orexigen had $17.8 million in cash and cash equivalents and an additional $57.5 million in marketable securities, for a total of $75.3 million.

“We are successfully executing on the three priorities we established at the beginning of the year: the Contrave® New Drug Application, driving a partnership process, and preparation for a Contrave launch,” said Michael Narachi, President and CEO of Orexigen. “Having submitted our NDA for Contrave in the first quarter, the development team continues to work diligently in anticipation of key steps in the review process. In parallel, we continue to advance our commercial strategy in order to ensure the ability to launch on our own or hand-in-hand with a partner.”

Total operating expenses for the first quarter of 2010 were $14.0 million compared to $19.1 million for first quarter of 2009. The decrease in operating expenses primarily reflects a reduction in research and development expenses of $7.8 million, principally related to the completion of Contrave Phase 3 clinical trials and completion of the Phase 2 clinical trial for Empatic, offset partly by an increase in general and administrative costs of $2.7 million due principally to increases in salaries and personnel related costs, stock-based compensation expense and marketing expenses.

First Quarter 2010 Highlights

•	Submitted Contrave NDA to the FDA.

•	Executed a manufacturing services agreement with Patheon to help ensure stable commercial supply of Contrave.

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Appointed Peter Honig, Ph.D. and Wendy Dixon, Ph.D. to the board of directors. Dr. Honig brings to the Orexigen board over 20 years of clinical and regulatory experience from past roles in industry and the FDA. Most recently, he was Senior Vice President of Worldwide Regulatory Affairs and Product Safety at Merck & Company and co-Chair of Merck’s Late Development Review Committee overseeing the company’s late stage pipeline. Dr. Dixon brings 30 years of pharmaceutical development and commercial experience to the Orexigen board. Most recently, she was the President of Global Marketing and Chief Marketing Officer at Bristol-Myers Squibb.

Conference Call Today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the first quarter 2010 financial results and recent business highlights. The live call may be accessed by phone by calling (800) 573-4752 (domestic) or (617) 224-4324 (international), participant code 75892043. The webcast can be accessed live on the investor relations section of the Orexigen web site at http://www.orexigen.com, and will be archived for 14 days following the call.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. The Company’s lead investigational product, Contrave®, has completed Phase 3 clinical trials and the Company has submitted a New Drug Application to the FDA. The Company’s second product, Empatic™, has completed Phase 2 clinical development. Each product candidate is designed to act on a specific group of neurons in the central nervous system with the goal of achieving appetite suppression and sustained weight loss, through combination therapeutic approaches. Further information about the Company can be found at http://www.Orexigen.com.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the acceptance, and timing of, the NDA for Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: risks inherent in the continued analyses of clinical trial results, including Contrave Phase 3 trials; the uncertainty of the FDA approval process and other regulatory requirements; the therapeutic and commercial value of Contrave and Empatic; reliance on third parties to assist with the development of Contrave and Empatic and the regulatory submissions related thereto; the potential for adverse safety findings relating to Contrave or Empatic; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which was filed with the Securities Exchange Commission on May 10, 2010 and is available from the SEC’s website (www.sec.gov) and on our website (www.orexigen.com) under the heading “Investor Relations”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Orexigen	Media
Graham Cooper	Liz Frank
Chief Financial Officer	WeissComm Partners
(858) 875-8600	(212) 301-7216

Orexigen Therapeutics, Inc.

(a development stage company)

Balance Sheets

(In thousands, except share and par value amounts)

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,834	$37,658
Investment securities, available-for-sale	57,480	54,500
Prepaid expenses and other current assets	2,010	1,529

Total current assets	77,324	93,687
Property and equipment, net	1,221	1,324
Restricted cash	1,290	1,290
Other assets	487	547

Total assets	$80,322	$96,848

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,862	$9,828
Deferred revenue, current portion	88	88
Long-term debt, current portion	5,564	6,384

Total current liabilities	12,514	16,300
Deferred revenue, less current portion	949	971
Long-term debt, less current portion	1,067	2,416
Other long-term liabilities	1,740	1,258
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at March 31, 2010 and December 31, 2009; no shares issued and outstanding at March 31, 2010 and December 31, 2009	—	—
Common stock, $.001 par value, 100,000,000 shares authorized at March 31, 2010 and December 31, 2009; 47,216,779 and 47,215,479 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	47	47
Additional paid-in capital	344,841	342,599
Accumulated other comprehensive income (loss)	(20)	(6)
Deficit accumulated during the development stage	(280,816)	(266,737)

Total stockholders’ equity	64,052	75,903

Total liabilities and stockholders’ equity	$80,322	$96,848

Orexigen Therapeutics, Inc.

(a development stage company)

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

			Period from September 12, 2002 (Inception) to March 31, 2010
	Three Months Ended March 31,
	2010	2009
Revenues:
Collaborative agreement	$—	$—	$174
License revenue	22	22	463

Total revenues	22	22	637
Operating expenses:
Research and development	7,981	15,731	224,540
General and administrative	6,021	3,365	62,020

Total operating expenses	14,002	19,096	286,560

Loss from operations	(13,980)	(19,074)	(285,923)
Other income (expense):
Interest income	46	165	9,058
Interest expense	(145)	(394)	(3,951)

Total other income (expense)	(99)	(229)	5,107

Net loss	(14,079)	(19,303)	(280,816)
Accretion to redemption value of redeemable convertible preferred stock	—	—	(78)
Deemed dividend of beneficial conversion for Series C preferred stock	—	—	(13,860)

Net loss attributable to common stockholders	$(14,079)	$(19,303)	$(294,754)

Net loss per share attributable to common stockholders - basic and diluted	$(0.30)	$(0.56)

Shares used in computing net loss per share attributable to common stockholders – basic and diluted	47,216	34,611